Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Registered Jurisdiction
3D/International, Inc.	Texas
Amplus Corporation	Virginia
Argotek, Inc.	Virginia
Blackhorse Solutions, Inc.	Delaware
Bonifica S.P.A.	Italy
Braxton Science & Technology Group, LLC	Colorado
Braxton Technologies, LLC	Colorado
Bright Star For Engineering Services LLC	Iraq, Republic of
Centerra-Parsons Pacific, LLC	Florida
Chas. T. Main, Inc.	Massachusetts
Checkmark Vehicle Safety Services, Inc.	Delaware
Command Engineering International Limited	Ontario
De Leuw, Cather International Limited	Delaware
Delcan Corporation	Illinois
Delcan Technologies, Inc.	Georgia
DZSP 21 LLC	Delaware
Echo Ridge, LLC	Virginia
Emerett, LLC	Colorado
EXi Parsons Telecom LLC	Delaware
Finley McNary Engineers, Inc.	Florida
First Defense Services Pte. Ltd.	Singapore
Fourth Dimension Engineering LLC	Delaware
Holding S.r.L.	Italy
Ingenicomm, LLC	Virginia
Intelligent Software Solutions Global Limited	United Kingdom
Marigold Infrastructure Partners Inc.	Alberta
Mustang Merger Sub, Inc.	Delaware
NDP, LLC	Colorado
OGS Holdings, Inc.	Delaware
OGSystems, LLC	Virginia
PARCAN, Inc.	Delaware

Exhibit 21.1

Parmetek, S.A. De C.V.	Mexico
Parsons 401Hot GP Inc.	Ontario
Parsons 401Hot Limited Partnership	Ontario
Parsons Architectural Services Inc.	Alberta
Parsons Architectural Services of Illinois Inc.	Illinois
Parsons Architecture of Florida Inc.	Florida
Parsons Architecture of New Jersey P.C.	New Jersey
Parsons Canada Holdings, LLC	Delaware
Parsons Construction Craft Services Inc.	Texas
Parsons Construction Group Inc.	Delaware
Parsons Constructors & Fabricators Inc.	Delaware
Parsons Constructors Inc.	Delaware
Parsons Corporation	Delaware
Parsons CTMain Projetos de Infraestrutura Sociedade Simples Ltda.	Brazil
Parsons Delcan Inc.	Delaware
Parsons do Brasil Construcoes Ltda.	Brazil
Parsons Engineering Inc. of Michigan	Michigan
Parsons Engineering Limited	Cork
Parsons Engineering of New York, Inc.	New York
Parsons Engineering Science International, Inc.	Delaware
Parsons Engineering Science, Inc.	California
Parsons Enterprises, Inc.	Delaware
Parsons Environment & Infrastructure Group Inc.	Delaware
Parsons Europe Holdings B.V.	Netherlands
Parsons Evergreene, LLC	Delaware
Parsons Federal Construction Inc.	California
Parsons Global Services, Ltd.	Cayman Islands (B.W.I.)

Exhibit 21.1

Parsons Government Services Inc.	Nevada
Parsons Government Services International Inc.	Delaware
Parsons Government Support Services Inc.	Texas
Parsons Group International Limited	United Kingdom
Parsons Group-France SAS	France
Parsons Hanford Fabricators Inc.	Washington
Parsons Inc.	Federally Chartered
Parsons Infrastructure & Technology Group Inc. of Ohio	Ohio
Parsons Infrastructure & Technology Group of Illinois P.C.	Illinois
Parsons Infrastructure & Technology Group of Michigan Inc.	Nevada
Parsons Infrastructure & Technology Group of New York Inc.	New York
Parsons Ingeniería, S. de R.L. de C.V	Mexico
Parsons Inspection & Maintenance Corporation	Delaware
Parsons International & Company LLC	Sultanate of Oman
Parsons International Limited	Nevada
Parsons International Limited	Delaware
Parsons International Limited (L.L.C.), a Limited Liability Company	Egypt, Arab Republic of
Parsons Main of New York, Inc.	New York
Parsons Main, Inc.	Massachusetts
Parsons Middle East Corporation	Nevada
Parsons Middle East Ltd.	Delaware
Parsons MIP Inc.	Alberta
Parsons of North Carolina Inc.	North Carolina
Parsons of Puerto Rico Professional Engineers, P.S.C.	Puerto Rico
Parsons Overseas Company	Nevada

Exhibit 21.1

Parsons Overseas Limited Inc.	Delaware
Parsons PATCO Inc.	Delaware
Parsons Professional Corporation	District of Columbia
Parsons Professional Services Inc.	Ontario
Parsons Project Services, Inc.	California
Parsons RCI Inc.	Washington
Parsons Savannah Construction Company	South Carolina
Parsons Savannah Services Company	Delaware
Parsons Secure Solutions Inc.	Virginia
Parsons Services Company	Texas
Parsons SGTP GP Holdings Inc.	Federally Chartered
Parsons Technical Services Inc.	Delaware
Parsons Technical Services International Inc.	Texas
Parsons Technical Support Inc.	Delaware
Parsons Technologies, LLC	Delaware
Parsons Transportation Architectural Services LLC	Delaware
Parsons Transportation Group Inc.	Illinois
Parsons Transportation Group Inc. of Michigan	Michigan
Parsons Transportation Group Inc. of Virginia	Virginia
Parsons Transportation Group of New York, Inc.	New York
Parsons Transportation Group, Professional Corporation	District of Columbia
Parsons Turkey Ulastirma Altyapi Sanayi ve Ticaret Limited Sirketi	Turkey
Parsons Water & Infrastructure Inc.	Delaware
Parsons-Versar LLC	Delaware
Partnership for Temporary Housing LLC	Delaware
Polaris Alpha Advanced Systems, Inc.	Virginia

Exhibit 21.1

Polaris Alpha Cyber and Sigint, LLC	Delaware
Polaris Alpha Cyber Technologies, LLC	Delaware
Polaris Alpha Equity Holdings, LLC	Delaware
Polaris Alpha Holdings Parent, LLC	Delaware
Polaris Alpha, LLC	Delaware
PTSI Managed Services Inc.	California
QRC, LLC	Virginia
Research and Development Solutions, LLC	Delaware
RMP Infrastructure Holdings Inc.	Federally Chartered
S&P Geology Services P.C.	New York
S.I.P., Inc.	Delaware
Saudi Arabian Parsons Limited	Saudi Arabia
SGTP Highway Bypass GP Inc.	Saskatchewan
SGTP Highway Bypass Limited Partnership	Saskatchewan
Solidyn Solutions, LLC	Delaware
Space Ground System Solutions, Inc.	Florida
SPW 2020 LLC	Virginia
Steinman Boynton Gronquist & Birdsall	New York
Steinman Inc.	New York
T.J. Cross Engineers, Inc.	California
Tailored Engineering Deployments, LLC	Maryland
TCG International Group Ltd.	Virginia
The C. T. Main Corporation	Massachusetts
The Ralph M. Parsons Company	Nevada
West Corridor Developers General Partnership	Alberta
Williams Electric Co., Inc.	Florida